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                                                                     EXHIBIT 5.1

                        [RIORDAN & McKENZIE LETTERHEAD]

                               September 29, 1997

Maxwell Technologies, Inc.
9275 Sky Park Court
San Diego, CA 92123

Ladies and Gentlemen:

     We have acted as counsel to Maxwell Technologies, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of the sale in an underwritten public offering of up to 1,736,250 authorized but unissued shares of the Common Stock, $.10 par value (the "Common Stock"), of the Company (the "Company Shares") (including an over-allotment option to purchase an aggregate of up to 236,250 additional shares granted to the Underwriters) and up to 75,000 shares of Common Stock issued to certain selling stockholders (the "Outstanding Shares"). This opinion is delivered to you in connection with the Registration Statement on Form S-3, (the "Registration Statement"), for the aforementioned sale, to be filed with the Securities and Exchange Commission (the "Commission") under the 1933 Act.

     In rendering the opinion set forth herein, we have made such investigations of fact and law, and examined such documents and instruments, or copies thereof established to our satisfaction to be true and correct copies thereof, as we have deemed necessary under the circumstances.

     Based upon the foregoing and such other examination of law and fact as we have deemed necessary, and in reliance thereof, we are of the opinion that (i) the Company Shares have been duly authorized and will, upon sale and delivery thereof and receipt by the Company of full payment therefor as set forth in the Registration Statement, be validly issued, fully paid and nonassessable, and
(ii) the Outstanding Shares are duly authorized, validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                          Very truly yours,

                                          /s/ RIORDAN & McKENZIE